                                                                    EXHIBIT 23.2

                   Consent of Independent Public Accountants

   As independent public accountants, we hereby consent to the incorporation by reference in this S-3 Registration Statement of our report dated January 15, 1999 included in Chittenden Corporation's Annual Report on Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this S-3 Registration Statement.

Arthur Andersen LLP
Boston, Massachusetts
June 10, 1999